UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2020 (September 29, 2020)

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrants’ telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2020, Summit Midstream Partners Holdings, LLC (“SMP Holdings”) and Summit Midstream Partners, LLC (“Summit Investments”), subsidiaries of Summit Midstream Partners, LP (the “Partnership”), and, for limited purposes, the Partnership, entered into a Transaction Support Agreement (the “TSA”) with an ad hoc group of SMP Holdings’ lenders under the Term Loan Agreement, dated as of March 21, 2017 (the “Term Loan”), among SMP Holdings, as borrower, the lenders party thereto (the “Term Loan Lenders”) and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (the “Term Loan Agent”). The TSA sets forth the terms agreed between SMP Holdings, the beneficial owners of approximately 66% of the aggregate principal amount of claims under the Term Loan (the “Term Loan Claims”) that initially signed the TSA (the “Initial Directing Lenders”) and any other Term Loan Lender that becomes a party to the TSA via joinder as described below (together with the Initial Directing Lenders, the “Directing Lenders”) with respect to a consensual debt discharge and Term Loan restructuring transaction (the “TL Restructuring”). As described further below, at the closing of the TL Restructuring and pursuant to the terms of the TSA and the Strict Foreclosure Agreement (as defined below), all Term Loan Claims, including the approximately $155.2 million in principal amount outstanding under the Term Loan, will be satisfied, and the Term Loan will be fully repaid and will cease to exist.

The TL Restructuring will occur concurrently with the execution of the definitive documentation to fully settle (the “DPPO settlement”) the $180.75 million deferred purchase price obligation (the “DPPO”) that the Partnership owes to SMP Holdings under the Contribution Agreement, dated as of February 25, 2016, as amended by and between the Partnership and SMP Holdings. In connection with the DPPO settlement, the Partnership will make cash payments to SMP Holdings of $20.0 million (the “Consent Premium”) and $6.5 million (the “Additional Consideration” and the payments of such Consent Premium and Additional Consideration, the “Partnership Contribution”).

On the closing date of the TL Restructuring (the “Closing Date”), pursuant to the terms of the TSA and the Strict Foreclosure Agreement between SMP Holdings and the Term Loan Agent (the “Strict Foreclosure Agreement”), the Directing Lenders, as Required Lenders under the Term Loan, will direct the Term Loan Agent to execute a strict foreclosure (the “Strict Foreclosure”) on behalf of the Term Loan Lenders on the 34,604,581 common units representing limited partner interests in the Partnership currently held by SMP Holdings and pledged as collateral under the Term Loan (the “Specified Collateral”), which shall be distributed to the respective Term Loan Lenders on a pro rata basis. In addition to the Strict Foreclosure, pursuant to the TSA, SMP Holdings will pay (i) to each of the Directing Lenders and Transaction Consenting Lenders (as defined in the TSA), its pro rata share of the Consent Premium and (ii) to each of the Term Loan Lenders, its pro rata share of the Additional Consideration. In exchange, all Term Loan Claims, as well as any claims arising under the DPPO, will be satisfied, the non-economic general partner interest will be released from the collateral package under the Term Loan, and the Term Loan will be fully repaid and will cease to exist.

Until October 14, 2020, or such later date (the “Solicitation Period”) as agreed to by SMP Holdings and the Requisite Directing Lenders (as defined in the TSA), each Term Loan Lender may execute a joinder agreement to become a Directing Lender or execute a consent agreement (the “Consent Agreement”) to become a Transaction Consenting Lender and, in either case, receive its pro rata share of the Consent Premium in addition to its pro rata share of the Additional Consideration. The Solicitation Period may also be extended by up to 5 business days in the discretion of the Requisite Directing Lenders.

The TSA contains certain covenants on the part of each of SMP Holdings and the Directing Lenders, including, among other things, (i) limitations on SMP Holdings’ and the Directing Lenders’ ability to pursue alternative transactions, (ii) commitments by the Directing Lenders to support, and at SMP Holdings’ sole expense, take all commercially reasonable actions necessary or reasonably requested by SMP Holdings to facilitate the consummation of the TL Restructuring in accordance with the terms, conditions and applicable deadlines set forth in the TSA, (iii) commitments by the Directing Lenders to not exercise any right to enforce, collect or recover any of the Term Loan Claims against SMP Holdings other than in accordance with the TSA, (iv) commitments by the Directing Lenders to execute and deliver the Strict Foreclosure Direction (as defined in the TSA) to the Term Loan Agent consistent with the terms of the TSA, and (v) commitments of SMP Holdings and the Directing Lenders to negotiate in good faith to finalize the documents and agreements governing the TL Restructuring. The TSA also contains covenants by the Partnership (a) to make the Partnership Contribution and (b) that are intended to facilitate the prompt sale by the Term Loan Lenders of the Specified Collateral, which may include the filing of a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of up to all of the common units constituting the Specified Collateral. The TSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the TSA.

Pursuant to the TSA, the closing of the TL Restructuring is subject to the satisfaction of certain conditions, including that the holders of at least 73% of the aggregate principal amount of all outstanding Term Loan Claims and at least two unaffiliated Term Loan Lenders that are not Initial Directing Lenders or affiliates of the Partnership have executed the TSA or the Consent Agreement as of the end of the Solicitation Period, as well as other customary conditions.

If the Closing Date does not occur within 60 days following the end of the Solicitation Period, the Requisite Directing Lenders may terminate the TSA unless SMP Holdings and Summit Investments agree to implement the TL Restructuring through a chapter 11 plan of reorganization (or as otherwise agreed to by the Requisite Directing Lenders and SMP Holdings) that would become effective prior to February 15, 2021, pursuant to which, according to the terms of the TSA, the treatment of the Term Loan Claims held by Directing Lenders and Transaction Consenting Lenders shall be on the same terms contemplated therein and for all other Term Loan Claims recovery shall be no greater than the terms set forth in the TSA. Although SMP Holdings intends to pursue the TL Restructuring in accordance with the terms set forth in the TSA, there can be no assurance that SMP Holdings will be successful in completing the TL Restructuring or any other similar transaction on the terms set forth in the TSA, on different terms or at all.

The foregoing description of the TSA does not purport to be complete and is qualified in its entirety by reference to the TSA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Transaction Support Agreement, dated September 29, 2020, by and among Summit Midstream Partners Holdings, LLC, Summit Midstream Partners, LLC, Summit Midstream Partners, LP and the Initial Directing Lenders listed therein.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Partnership agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that this report includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws, including, without limitation, information concerning completion of the TL Restructuring, the terms and timing of the TL Restructuring, and the impact of completion of the TL Restructuring. Forward-looking statements also include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, including statements about the TL Restructuring, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause the Partnership’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting the Partnership is contained in its 2019 Annual Report on Form 10-K filed with the SEC on March 9, 2020, Quarterly Report on Form 10-Q for the three months ended March 31, 2020 filed with the SEC on May 8, 2020, and Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed with the SEC on August 10, 2020, each as amended and updated from time to time.

Any forward-looking statements in this report are made as of the date of this report and the Partnership undertakes no obligation to update or revise any forward-looking statements to reflect new information or events, except to the extent required by the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

By: Summit Midstream GP, LLC (its general partner)

Dated: September 30, 2020	/s/ Marc. D. Stratton

Marc D. Stratton, Executive Vice President and Chief Financial Officer